EXHIBIT 3.1
CONFORMED COPY TO REFLECT AMENDMENTS MADE THROUGH AUGUST 2, 2021
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICAN EXPRESS COMPANY
UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
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SECTION 1.	NAME
The name of the corporation is “AMERICAN EXPRESS COMPANY.”

SECTION 2.	PURPOSES
The purposes for which the corporation is formed are:
1.         To continue to conduct and carry on the business heretofore conducted and carried on by American Express Company.
2.         To engage in any lawful act or activity for which corporations may be organized under New York Business Corporation Law, and in furtherance of the foregoing purposes to exercise all powers now or hereafter granted or permitted by law, including, without limitation, the powers specified in the New York Business Corporation Law.
Notwithstanding the foregoing, the corporation will not engage in any acts or activities requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

SECTION 3.	OFFICE
The office of the corporation within the State of New York is to be located in the City and County of New York.

SECTION 4.	AUTHORIZED SHARES
1.         The aggregate number of shares of all classes which the corporation shall have the authority to issue is 3,620,000,000 shares, consisting of 20,000,000 preferred shares of the par value of $1.66 2/3 each and 3,600,000,000 common shares of the par value of $.20 each.
2.         No holder of common shares or of preferred shares of any series shall have any preemptive or preferential right to purchase or subscribe to any shares of any class or series of the corporation, whether now or hereafter authorized, or to any obligations or other securities convertible into or exchangeable for shares of the corporation or carrying options or rights to purchase shares of any class or series whatsoever, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may, from time to time, determine or as may be specified in any certificate of amendment of this certificate of incorporation, and at such price or prices and at such rate or rates as the Board of Directors may from time to time fix pursuant to the authority conferred by the provisions of this Section 4; and any shares or obligations or other securities which the Board of Directors may determine to offer for subscription to the holders of shares may, as the Board shall determine, be offered exclusively either to the holders of preferred shares or any one or more series thereof or to the holders of common shares, or partly to the holders of preferred shares or any one or more series thereof and partly to the holders of common shares, and in such case in such proportions as between such classes and series as the Board of Directors in its discretion may determine.
3.         Subject to the foregoing, the designations and the relative rights, preferences and limitations of the shares of each class, and the authority hereby vested in the Board of Directors of the corporation to establish and to fix the numbers, designations and relative rights, preferences and limitations of series of preferred shares, are as follows:
a.         The preferred shares may be issued from time to time by the Board of Directors in one or more series and, subject only to the provisions of this Section 4 and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series, and by filing a certificate of amendment pursuant to the Business Corporation Law of the State of New York, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(1)         the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of preferred shares shall not exceed the aggregate number of preferred shares authorized above);
(2)         the times at which and the conditions under which dividends shall be payable on shares of such series, the annual dividend rate thereon, whether dividends shall be cumulative and, if so, from which date or dates, and the status of such dividends as participating or non-participating;
(3)         whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(4)         the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund or redemption or purchase account;
(5)         whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or shares of any series of any class, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any;
(6)         whether the shares of such series shall have voting rights, in addition to the voting rights otherwise provided in this certificate of incorporation or by law, and, if so, the terms of such voting rights;
(7)         the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; and
(8)         any other relative rights, preferences and limitations of such series.
b.         All preferred shares shall be of equal rank with each other regardless of series. In case the stated dividends and the amounts payable on liquidation are not paid in full, the preferred shares of all series shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by the way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.
            The preferred shares of any one series shall be identical with each other in all respects except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.
c.         Subject to the rights of the preferred shares, dividends may be paid upon the common shares as and when declared by the Board of Directors out of any funds legally available therefor.
d.         Upon any liquidation, dissolution or winding up of the affairs of the corporation (which shall not be deemed to include a consolidation or merger of the corporation, or the sale of all or substantially all of the corporation’s assets, into, with or to any other corporation or corporations), whether voluntary or involuntary, and after the holders of the preferred shares shall have been paid in full the amounts, if any, to which they respectively shall be entitled or provision for such payment shall have been made, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common shares.
e.         So long as any preferred shares of any series are outstanding,
(1)         Whenever dividends payable on the preferred shares of any series shall be in arrears in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series, the holders of the outstanding preferred shares of all series shall have the special right, voting separately as a single class, to elect two directors of the corporation, at the next succeeding annual meeting of shareholders (and at each succeeding annual meeting of shareholders thereafter until such right shall terminate as hereinafter provided), and, subject to the terms of any outstanding series of preferred shares, the holders of the common shares and the holders of one or more series of preferred shares then entitled to vote shall have the right, voting as a single class, to elect the remaining authorized number of directors.
             At each meeting of shareholders at which the holders of the preferred shares of all series shall have the special right, voting separately as a single class, to elect directors as provided in this paragraph e, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders.
             Each director elected by the holders of the preferred shares of all series shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by such holders and qualified or until his death, resignation or removal in the manner provided in the by-laws of the corporation; provided, however, that notwithstanding any provision in the by-laws, a director elected by the holders of the preferred shares of all series may be removed only by such holders if such removal is without cause.
             In case any vacancy shall occur among the directors elected by the holders of the preferred shares of all series such vacancy may be filled for the unexpired portion of the term by vote of the single remaining director theretofore elected by such shareholders, or his successor in office, or, if such vacancy shall occur more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the vote of such shareholders given at a special meeting of such shareholders called for the purpose.
             Whenever all arrears of dividends on the preferred shares of all series shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors as provided in this paragraph e shall terminate at the next succeeding annual meeting of shareholders, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect two directors in the case of any future arrearages of the kind and amount described in this paragraph e.
(2)         The consent of the holders of at least two-thirds of the outstanding preferred shares, given in person or by proxy, at a special or annual meeting of shareholders called for the purpose, at which the holders of the preferred shares of all series shall vote separately as a single class, shall be necessary for effecting the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up, or an increase in the authorized amount of any class of shares so ranking prior to the preferred shares, or the authorization of any amendment of the certificate of incorporation or the by-laws of the corporation so as to affect adversely the relative rights, preferences or limitations of the preferred shares; provided, however, that, if any such amendment shall affect adversely the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected shall be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.
(3)         In any case in which the holders of the preferred shares shall be entitled to vote separately as a single class pursuant to the provisions hereof or pursuant to law, each holder of preferred shares of any series shall be entitled to one vote for each such share held.

SECTION 5.	AGENT FOR PROCESS
The secretary of state is designated as agent of the corporation upon whom process against it may be served, and the post office address to which the secretary of state shall mail a copy of any process against the corporation served upon him is, American Express Company, 200 Vesey Street, New York, New York 10285. In addition, CT Corporation System, 1633 Broadway, New York, New York 10019 has been designated as the registered agent of the corporation in New York upon whom all process against the corporation may be served.

SECTION 6.	SHAREHOLDER VOTE
1.         Every holder of common shares of record shall be entitled at every meeting of shareholders to one vote for each common share standing in his name on the record of shareholders. Holders of each series of preferred shares shall be entitled to vote in accordance with the provisions of this certificate relating to such series.
2.         At a meeting of shareholders following all requisite approvals under the New York Business Corporation Law, and subject to any rights granted to any holders of the corporation’s preferred shares that may be issued from time to time, the affirmative vote of a majority of the votes of all outstanding shares entitled to vote thereon shall be required to take any of the following actions:
a.         to adopt a plan of merger or consolidation in accordance with Section 903 of the New York Business Corporation Law or any successor provision thereto.
b.         to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation in accordance with Section 909 of the New York Business Corporation Law or any successor provision thereto.
c.         to adopt a plan for the exchange of shares in accordance with Section 913 of the New York Business Corporation Law or any successor provision thereto.
d.         to authorize the dissolution of the corporation in accordance with Section 1001 of the New York Business Corporation Law or any successor provision thereto.

3.         Except in a contested election, the vote required for the election of a director by the shareholders shall be the affirmative vote of a majority of the votes cast in favor of or against a nominee at a meeting by the holders of shares entitled to vote on such election. In a contested election, directors shall be elected by a plurality of the votes so cast. An election shall be deemed contested if there are more nominees than positions on the Board of Directors to be filled at the meeting of shareholders as of the fourteenth (14th) day prior to the date on which the corporation files its definitive proxy statement with the Securities and Exchange Commission. The corporation’s subsequent amendment or supplement of the definitive proxy statement shall not affect the status of the election.

SECTION 7.	AMENDMENTS
The corporation reserves the right to amend, alter, change or repeal any provision herein contained in the manner now or hereafter prescribed by applicable law, and all rights conferred hereunder upon shareholders of the corporation are granted subject to this reservation.

SECTION 8.	LIABILITY OF DIRECTORS
No director shall be personally liable to the corporation or any shareholder for damages for any breach of duty as a director, except for (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the New York Business Corporation Law, or (b) the liability of any director for any act or omission prior to the adoption of this Section 8. Any repeal or modification of this Section 8 by the shareholders of the corporation shall not, unless otherwise required by law, adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the New York Business Corporation Law is amended after approval by the shareholders of this Section 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time.

SECTION 9.	DESIGNATION OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
A.         DESIGNATION AND NUMBER OF SHARES. There is hereby created out of the authorized and unissued preferred shares of the Corporation a series of preferred shares designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “DESIGNATED PREFERRED STOCK”). The authorized number of shares of Designated Preferred Stock shall be 3,388,890.
B.         GENERAL MATTERS. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of subsection G below. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
C.         DEFINITIONS. The following terms are used in this Section 9 as defined below:
(a)         “APPLICABLE DIVIDEND RATE” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.
(b)         “APPROPRIATE FEDERAL BANKING AGENCY” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)         “BUSINESS COMBINATION” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
(d)         “BUSINESS DAY” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(e)         “BYLAWS” means the bylaws of the Corporation, as they may be amended from time to time.
(f)         “CHARTER” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
(g)         “COMMON STOCK” means the Common Shares, par value $0.20 per share, of the Corporation.
(h)         “DIVIDEND PAYMENT DATE” means February 15, May 15, August 15 and November 15 of each year.
(i)         “DIVIDEND PERIOD” has the meaning set forth in subsection E(a).
(j)         “DIVIDEND RECORD DATE” has the meaning set forth in subsection E(a).
(k)         “JUNIOR STOCK” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.
(l)         “LIQUIDATION AMOUNT” means $1,000 per share of Designated Preferred Stock.
(m)         “LIQUIDATION PREFERENCE” has the meaning set forth in subsection F(a).
(n)         “MINIMUM AMOUNT” means $847,222,500.
(o)         “ORIGINAL ISSUE DATE” means the date on which shares of Designated Preferred Stock are first issued.
(p)         “PARITY STOCK” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
(q)         “PREFERRED DIRECTOR” has the meaning set forth in subsection I(b).
(r)         “PREFERRED STOCK” means any and all series of preferred shares of the Corporation, including the Designated Preferred Stock.
(s)         “QUALIFIED EQUITY OFFERING” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).
(t)         “SHARE DILUTION AMOUNT” has the meaning set forth in subsection E(b).
(u)         “SIGNING DATE” means the Original Issue Date.

(v)         “SUCCESSOR PREFERRED STOCK” has the meaning set forth in subsection G(a).
(w)         “VOTING PARITY STOCK” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in subsections I(a) and I(b), any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
(x)         Unless the context otherwise requires, any reference to a “SUBSECTION” refers to a subsection of this Section 9, as it may be amended from time to time.
D.         CERTAIN VOTING MATTERS. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.
E.         DIVIDENDS.
(a)         RATE. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “DIVIDEND PERIOD”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.
             Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
             Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “DIVIDEND RECORD DATE”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
             Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this subsection E (subject to the other provisions of this Section 9).
(b)         PRIORITY OF DIVIDENDS. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity

Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in subsection E(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, PROVIDED that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “SHARE DILUTION AMOUNT” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
             When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared PRO RATA so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in subsection E(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

             Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.
F.         LIQUIDATION RIGHTS.
(a)         VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in subsection E(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “LIQUIDATION PREFERENCE”).
(b)         PARTIAL PAYMENT. If in any distribution described in subsection F(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c)         RESIDUAL DISTRIBUTIONS. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d)         MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this subsection F, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
G.         REDEMPTION.
(a)         OPTIONAL REDEMPTION. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in subsection G(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in subsection E(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.
             Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in subsection G(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in subsection E(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; PROVIDED that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “SUCCESSOR PREFERRED STOCK”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).
             The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in subsection E above.
(b)         NO SINKING FUND. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
(c)         NOTICE OF REDEMPTION. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection G(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered or payment of the redemption price.
(d)         PARTIAL REDEMPTION. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either PRO RATA or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)         EFFECTIVENESS OF REDEMPTION. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the PRO RATA benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
(f)         STATUS OF REDEEMED SHARES. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (PROVIDED that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).
H.         CONVERSION. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
I.         VOTING RIGHTS.
(a)         GENERAL. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b)         PREFERRED STOCK DIRECTORS. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “PREFERRED DIRECTORS” and each a “PREFERRED DIRECTOR”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in subsection E(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; PROVIDED that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining

Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
(c)         CLASS VOTING RIGHTS AS TO PARTICULAR MATTERS. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)         AUTHORIZATION OF SENIOR STOCK. Any amendment or alteration of the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii)         AMENDMENT OF DESIGNATED PREFERRED STOCK. Any amendment, alteration or repeal of any provision of the Charter (including, unless no vote on such merger or consolidation is required by subsection I(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or
(iii)         SHARE EXCHANGES, RECLASSIFICATIONS, MERGERS AND CONSOLIDATIONS. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
             PROVIDED, HOWEVER, that for all purposes of this subsection I(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.
(d)         CHANGES AFTER PROVISION FOR REDEMPTION. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to subsection I(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsection, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to subsection G above.

(e)         PROCEDURES FOR VOTING AND CONSENTS. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.
J.         RECORD HOLDERS. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
K.         NOTICES. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
L.         NO PREEMPTIVE RIGHTS. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
M.         REPLACEMENT CERTIFICATES. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
N.         OTHER RIGHTS. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.
SECTION 10. DESIGNATION OF 5.200% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED SHARES, SERIES B
1.         Designation and Number of Shares.
(a)         There is hereby created out of the authorized and unissued preferred shares of the Corporation a series of preferred shares designated as the “5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B” (the “Series B Preferred Shares”).
(b)         The number of authorized Series B Preferred Shares shall be 750. That number from time to time may be increased (but not in excess of the total number of authorized preferred shares) or decreased (but not below the number of Series B Preferred Shares then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Share Pricing Committee thereof or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Business Corporation Law stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional Series B Preferred Shares.
2.         General Matters.

Each Series B Preferred Share shall be identical in all respects to every other Series B Preferred Share. The Series B Preferred Shares shall be perpetual, subject to the provisions of Subsection 5 below.
3.         Definitions.
As used in this Section 10:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” means the Board of Directors of the Corporation.
“Business Day” means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Business Corporation Law” means the Business Corporation Law of the State of New York.
“By-Laws” means the bylaws of the Corporation, as they may be amended from time to time.
“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series B Preferred Shares, and its successors and permitted assigns.
“Common Shares” means the common shares of the Corporation, par value $0.20 per share, or any other shares of the capital stock of the Corporation into which such common shares shall be reclassified or changed.
“Corporation” means American Express Company, a New York corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Dividend Payment Date” has the meaning set forth in Subsection 4(a) of this Section 10.
“Dividend Period” has the meaning set forth in Subsection 4(a) of this Section 10.
“Dividend Record Date” has the meaning set forth in Subsection 4(a) of this Section 10.
“DTC” means The Depository Trust Company.
“Holder” means the Person in whose name the shares of the Series B Preferred Shares are registered, which may be treated by the Corporation, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the Series B Preferred Shares for the purpose of making payment and for all other purposes.
“Junior Stock” means the Common Shares and any other class or series of capital stock of the Corporation now existing or hereafter authorized over which Series B Preferred Shares has preference or priority in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London.
“Nonpayment” has the meaning set forth in Subsection 7(b)(i) of this Section 10.
“Parity Stock” means any other class or series of capital stock of the Corporation now existing or hereafter authorized that ranks on par with the Series B Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Shares” means the Series B Preferred Shares and preferred shares of the Corporation of any series that by its terms votes together with the Series B Preferred Shares in the election of directors, as applicable.
“Preferred Share Director” has the meaning set forth in Subsection 7(b)(i) of this Section 10.
“Preferred Share Director Termination Date” has the meaning set forth in Subsection 7(b)(ii) of this Section 10.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Preferred Shares, and its successors and permitted assigns.
“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any Series B Preferred Shares, (ii) any proposed amendment to, clarification of, or change in those laws or regulations that is announced or becomes effective on or after the initial issuance of any Series B Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Series B Preferred Shares, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $1,000,000 per share of the Series B Preferred Shares then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any Series B Preferred Share is outstanding.
“Reuters LIBOR01 Page” means the display designated as page LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Series B Preferred Shares” has the meaning set forth in Subsection 1 of this Section 10.
“Series B Preferred Shares Certificate” has the meaning set forth in Subsection 14(a) of this Section 10.
“Three-month LIBOR” means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period commencing on the first day of a Dividend Period that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Dividend Period. If such rate does not appear on the Reuters LIBOR01 Page, Three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for that Dividend Period for loans in United States dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-month LIBOR for that Dividend Period will be the same Three-month LIBOR as determined for the previous Dividend Period or, in the case of the Dividend Period beginning on November 15, 2019, 0.23185%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Transfer Agent” means Computershare Trust Company, N.A., acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series B Preferred Shares, and its successors and permitted assigns.
“Trust” has the meaning set forth in Subsection 6(d) of this Section 10.
4.         Dividends.
(a)         Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on the Series B Preferred Shares in the amounts specified below in this Subsection 4, and no more, payable (i) semi-annually in arrears on each May 15 and November 15, beginning May 15, 2015, from and including the date of issuance to, but excluding November 15, 2019, and (ii) quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2020; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (except if after November 15, 2019, that day falls in the next calendar month, in which case the payment of any dividend otherwise payable will be made on the first preceding Business Day), (a) on or prior to November 15, 2019, without any interest or other payment in respect of such postponement, and (b) after November 15, 2019, with dividends accruing to the actual payment date (each such day referred to in clauses (i) and (ii) on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series B Preferred Shares or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each Series B Preferred Share will accrue on the liquidation preference of $1,000,000 per share at a rate per annum equal to (i) 5.200%, for each Dividend Period from and including the date of issuance to, but excluding, November 15, 2019 and (ii) Three-month LIBOR plus 3.428%, for each Dividend Period from and including November 15, 2019. The record date for payment of dividends on the Series B Preferred Shares will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable on or prior to November 15, 2019 will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable after November 15, 2019 will be computed on the basis of a 360-day year and the actual number of days elapsed.
(b)         Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series B Preferred Shares for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series B Preferred Shares or any other series of preferred shares or common shares are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
(c)         Priority of Dividends. So long as any Series B Preferred Shares remain outstanding, unless as to a Dividend Payment Date full dividends on all outstanding Series B Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Corporation will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i)    purchases, redemptions or other acquisitions of shares of Junior Stock in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (B) a dividend reinvestment or share purchase plan;

(ii)    purchases or repurchases of shares of capital stock of the Corporation pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current Dividend Period, including under a contractually binding share repurchase plan;
(iii)    any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, shares or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(iv)    through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(v)    as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;
(vi)    the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;
(vii)    the purchase of Junior Stock by any subsidiary of the Corporation in connection with the distribution thereof; or
(viii)    the purchase of Junior Stock by any subsidiary of the Corporation in connection with market-making or other secondary-market activities in the ordinary course of business.
The restrictions set forth in the preceding provisions of this Subsection 4(c) shall not apply to any Junior Stock dividends paid by the Corporation where the dividend is in the form of the same shares (or the right to buy the same shares) as that on which the dividend is being paid or ranks equal or junior to the Series B Preferred Shares as to both dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
Except as provided below, for so long as any Series B Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Series B Preferred Shares and any Parity Stock, all dividends declared upon the Series B Preferred Shares and such other Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per Series B Preferred Share and accrued dividends for the then-current Dividend Period per share of such other Parity Stock (including, in the case of any such other Parity Stock that bears cumulative dividends, all accrued and unpaid dividends), bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, shares or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of capital stock of the Corporation from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
5.         Liquidation Rights.
(a)         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Corporation or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with Series B Preferred Shares upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000,000 per share (the “Series B Liquidation Preference”), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last Dividend Payment Date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation other than what is expressly provided for in this Subsection 5.

(b)         Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of capital stock of the Corporation ranking equally with the Series B Preferred Shares in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts paid to the Holders and to the holders of all such equally ranking capital stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.
(c)         Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Subsection 5, the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.
6.         Redemption.
(a)         Optional Redemption. At its option, the Corporation may redeem out of funds legally available therefor, (i) in whole or in part, from time to time, the Series B Preferred Shares at the time outstanding, on any Dividend Payment Date on or after November 15, 2019, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $1,000,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date, upon notice given as provided in Subsection 6(b) below.
(b)         Notice of Redemption. Notice of every redemption of Series B Preferred Shares shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the share register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of Series B Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preferred Shares. Each notice shall state:
(i)         the redemption date;
(ii)         the total number of Series B Preferred Shares to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;
(iii)         the redemption price;
(iv)         the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and
(v)         that dividends on the shares to be redeemed will cease to accrue on the redemption date.
Notwithstanding the foregoing, if the certificates evidencing the Series B Preferred Shares are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Corporation may give such notice in any manner permitted by the Depositary.
(c)         Partial Redemption. In case of any redemption of only part of the Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of Series B Preferred Shares held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable.
(d)         Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the

Corporation, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
7.         Voting Rights.
(a)         General. The Holders shall not be entitled to vote on any matter except as set forth in this Subsection 7 or as required by the Business Corporation Law. In any case in which the holders of the Preferred Shares shall be entitled to vote separately as a single class pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each Holder shall be entitled to one vote for each Series B Preferred Share held.
(b)         Preferred Share Directors.
(i)         Voting Right. Whenever dividends payable on the Preferred Shares of any series in an aggregate amount at least equal to three semi-annual or six full quarterly dividends (which need not be consecutive) on such series shall not have been paid (a “Nonpayment”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the outstanding Preferred Shares of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation (hereinafter the “Preferred Share Directors” and each a “Preferred Share Director”), to fill such newly created directorships until such right shall terminate as provided below in Subsection 7(b)(ii); provided, however that it shall be a qualification for election of any such director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. At each meeting of shareholders at which the holders of the Preferred Shares of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Subsection (7)(b), the presence in person or by proxy of the holders of record of one-third of the total number of the issued and outstanding Preferred Shares of all series shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders, and such election shall be by a plurality of the votes cast at such meeting by such shareholders.
(ii)         Termination. Each Preferred Share Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the issued and outstanding Preferred Shares and qualified or, if earlier, until the Preferred Share Director Termination Date or his or her death, resignation or removal in the manner provided in the By-Laws; provided, however, that notwithstanding any provision in the By-Laws, a Preferred Share Director may be removed only by the affirmative vote of the holders a majority of the issued and outstanding Preferred Shares if such removal is without cause. In case any vacancy shall occur among the Preferred Share Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Share Director or his or her successor in office, or, if such vacancy shall occur more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the issued and outstanding Preferred Shares at a special meeting of such shareholders called for the purpose. Whenever the Corporation has paid noncumulative dividends in full on all series of Preferred Shares for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment and has paid arrearages of cumulative dividends in full on any Preferred Shares entitled to cumulative dividends, then the right of the Holders to elect Preferred Share Directors will cease (the time of such cessation, the “Preferred Share Director Termination Date”). Upon a Preferred Share Director Termination Date, the terms of office of the Preferred Share Directors will immediately terminate, the persons then serving as Preferred Share Directors shall immediately cease to be qualified to hold office as Preferred Share Directors, the Preferred Share Directors shall cease to be directors of the Corporation and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the shareholders of the Corporation, by the number of Preferred Share Directors authorized immediately prior to such termination, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect two directors in the case of any future arrearages in an aggregate amount at least equal to six full quarterly dividends as described in this Subsection (7)(b). Notwithstanding the foregoing, if (a) the date of the first annual meeting of shareholders following the date on which all arrears of dividends on the issued and outstanding Preferred Shares of all series providing for cumulative dividends shall have been paid and dividends on the issued and outstanding Preferred Shares of all series for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Share Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Share Director Termination Date shall instead be the date of such later annual general meeting. At any time after the special voting power has vested pursuant to Subsection 7(b)(i) above, the secretary of the Corporation may, and upon the written request (addressed to the secretary at the Corporation’s principal office) of the holders of at least 20% of the voting power of the Series B Preferred Shares or the holders of at least 20% of the voting power of any series of Preferred Shares (with such voting power measured based on the voting power to elect Preferred Share Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders at which Preferred Share Directors are to be elected, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of the Preferred Shares of all series for the purposes of electing Preferred Share Directors.
(iii)         Vote. The Preferred Share Directors shall each be entitled to one vote per director on any matter.
(iv)         Notice of Special Meeting. Notice for a special meeting to elect Preferred Share Directors will be given in a similar manner to that provided in the By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any request (although the special voting power has vested pursuant to Subsection 7(b)(i) above), then any Holders meeting the requirements of Subsection 7(b)(ii) may (at the expense of the Corporation) call such meeting, upon notice as provided in this Subsection 7(b)(iv), and for that purpose will have access to the share register of the Corporation. The Preferred Share Directors elected at any such special meeting, and each Preferred Share Director elected at a subsequent annual or special meeting of shareholders, will be elected for a term expiring upon the earlier of the Preferred Share Director Termination Date and the next annual meeting of shareholders following such Preferred Share Director’s election. Preferred Share Directors may only be elected by the holders of the Preferred Shares in accordance with this Subsection 7. If the holders of the Preferred Shares fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 7, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Shares elect a person to fill such directorship in accordance with this Subsection 7, or such vacancy is otherwise filled in accordance with this Subsection 7; and no such directorship may be filled by shareholders of the Corporation other than in accordance with this Subsection 7.
(c)         Senior Issuances; Adverse Changes. So long as any Series B Preferred Share is outstanding, but subject to the final paragraph of this Subsection 7(c), in addition to any other vote or consent of holders of the Corporation’s capital stock required by New York law, the vote or consent of the holders of at least two-thirds of the voting power of the Series B Preferred Shares and any other issued and outstanding Preferred Shares, given in person or by proxy, at an annual or special meeting of shareholders called for the purpose, at which all holders of all issued and outstanding Preferred Shares shall vote separately as a single class, shall be necessary for effecting any of the following actions, whether or not such approval is required by New York law:
(i)         any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Section 10) or the By-Laws so as to adversely affect the relative rights, preferences or limitations of the Series B Preferred Shares;
(ii)         the authorization of any class or series of capital stock of the Corporation (a) ranking prior to the Series B Preferred Shares in the payment of dividends and/or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking prior to the Series B Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or (b) voting together with the Series B Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or
(iii)         the consummation of a binding share exchange or reclassification involving the Series B Preferred Shares or a merger or consolidation of the Corporation with another entity, except that holders of the Series B Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Series B Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series B Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences and limitations of the Series B Preferred Shares, taken as a whole;
provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series B Preferred Shares or authorized Common Shares or Parity Stock or any securities convertible into Common Shares or Parity Stock or the creation and issuance, or an increase in the authorized or issued amount, of series of Junior Stock or any securities convertible into Junior Stock will not be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred Shares, and no shareholder will have the right to vote on such an increase, creation or issuance by reason of this Subsection 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Subsection 7(c) would adversely affect the relative rights preferences or limitations of the Series B Preferred Shares but not all other series of issued and outstanding Preferred Shares of the Corporation, then only such series of issued and outstanding Preferred Shares as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series B Preferred Shares as a single class (in lieu of all other series of Preferred Shares) for purposes of the vote or consent required by this Subsection 7(c).
(d)         No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Subsection 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding Series B Preferred Shares, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Subsection 6 above.
8.         Preemption and Conversion Rights.
The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.
9.         Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or Parity Stock.
10.         Reacquired Shares.
The Board of Directors shall take such actions as are necessary to cause the Series B Preferred Shares that have been redeemed or otherwise purchased or acquired by the Corporation to be retired and restored to the status of authorized but unissued preferred shares without designation as to series.
11.         No Sinking Fund.
The Series B Preferred Shares are not subject to the operation of a sinking fund.
12.         Transfer Agent, Calculation Agent, Registrar and Paying Agent.
The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series B Preferred Shares shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Calculation Agent, Registrar and paying agent in accordance with the agreement between such party and the Corporation; provided, however, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.
13.         Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.
If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.
14.         Form.
(a)         Series B Preferred Shares Certificates. Series B Preferred Shares shall be issued in certificated form in substantially the form set forth below in this Subsection 14(a) (each, a “Series B Preferred Shares Certificate”). The Series B Preferred Shares Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).
[Form of Face of Certificate for
5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B]

Certificate Number ________	Number of Series B Preferred
Shares ________
CUSIP NO.:
AMERICAN EXPRESS COMPANY
(formed under the laws of the State of New York)
5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B
(par value $1.66 2/3 per share)
(liquidation preference $1,000,000 per share)

American Express Company, a New York corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of the Corporation’s designated 5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B, with a par value of $1.66 2/3 per share and a liquidation preference of $1,000,000 per share (the “Series B Preferred Shares”). The Series B Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer, and otherwise in the manner provided by law and in the by-laws of the Corporation. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Shares represented hereby are and shall in all respects be subject to the provisions of Section 10 of the Corporation’s Certificate of Incorporation as the same may be amended from time to time (the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in Section 10 of the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Series B Preferred Shares set forth on the reverse hereof, and to Section 10 of the Certificate of Incorporation, which select provisions and Section 10 of the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by Section 10 of the Certificate of Incorporation and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these Series B Preferred Shares shall not be entitled to any benefit under Section 10 of the Certificate of Incorporation or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its [Title] and by its [Title] this __ day of _____,  _____.

AMERICAN EXPRESS COMPANY

By:
Name:
Title:

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are Series B Preferred Shares referred to in the within-mentioned Section 10 of the Certificate of Incorporation.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:
[REVERSE OF CERTIFICATE]
Dividends on each Series B Preferred Share shall be payable at the rate provided in Section 10 of the Certificate of Incorporation.
The Series B Preferred Shares shall be redeemable at the option of the Corporation in the manner and in accordance with the terms set forth in Section 10 of the Certificate of Incorporation.
The Corporation shall furnish without charge to each shareholder who so requests a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares that have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the Series B Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee:    _______________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)
[end of form of Certificate]
(b)         Signature. Two signatories, consisting of (i) the chairman or a vice chairman of the Board of Directors or the president or a vice president of the Corporation and (ii) the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation shall sign any Series B Preferred Shares Certificate for the Corporation, by manual or facsimile signature. If any officer whose signature is on a Series B Preferred Shares Certificate no longer holds that office at the time the Transfer Agent countersigned the Series B Preferred Shares Certificate, such Series B Preferred Shares Certificate shall be valid nevertheless. A Series B Preferred Shares Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series B Preferred Shares Certificate. Each Series B Preferred Shares Certificate shall be dated the date of its countersignature.
15.         Taxes.
(a)         Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes or governmental charges that may be payable in respect of any issuance or delivery of Series B Preferred Shares. The Corporation shall not, however, be required to pay any such tax or governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of Series B Preferred Shares, in a name other than that in which the Series B Preferred Shares were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or governmental charge or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)         Withholding Taxes. All payments and distributions (or deemed distributions) on the Series B Preferred Shares shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
16.         Notices.
All notices referred to in this Section 10 shall be in writing, and, unless otherwise specified in this Section 10, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Section 10) with postage prepaid, addressed: (i) if to the Corporation, to its office at American Express Tower, 200 Vesey Street, New York, New York 10080 (Attention: Secretary) or to the Transfer Agent at its office at 250 Royall Street, Canton, Massachusetts 02021 (Attn: General Counsel), or other agent of the Corporation designated as permitted by this Section 10, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

17.         Other Rights Disclaimed.
The Series B Preferred Shares have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Section 10 or elsewhere in the Certificate of Incorporation.”
SECTION 11. DESIGNATION OF 4.900% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED SHARES, SERIES C
1.         Designation and Number of Shares.
(a)         There is hereby created out of the authorized and unissued preferred shares of the Corporation a series of preferred shares designated as the “4.900% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series C” (the “Series C Preferred Shares”).
(b)         The number of authorized Series C Preferred Shares shall be 850. That number from time to time may be increased (but not in excess of the total number of authorized preferred shares) or decreased (but not below the number of Series C Preferred Shares then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Share Pricing Committee thereof or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Business Corporation Law stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional Series C Preferred Shares.
2.         General Matters.
Each Series C Preferred Share shall be identical in all respects to every other Series C Preferred Share. The Series C Preferred Shares shall be perpetual, subject to the provisions of Subsection 5 below.
3.         Definitions.
As used in this Section 11:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” means the Board of Directors of the Corporation.
“Business Day” means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Business Corporation Law” means the Business Corporation Law of the State of New York.
“By-Laws” means the bylaws of the Corporation, as they may be amended from time to time.
“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series C Preferred Shares, and its successors and permitted assigns.
“Common Shares” means the common shares of the Corporation, par value $0.20 per share, or any other shares of the capital stock of the Corporation into which such common shares shall be reclassified or changed.
“Corporation” means American Express Company, a New York corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Dividend Payment Date” has the meaning set forth in Subsection 4(a) of this Section 11.
“Dividend Period” has the meaning set forth in Subsection 4(a) of this Section 11.

“Dividend Record Date” has the meaning set forth in Subsection 4(a) of this Section 11.
“DTC” means The Depository Trust Company.
“Holder” means the Person in whose name the shares of the Series C Preferred Shares are registered, which may be treated by the Corporation, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the Series C Preferred Shares for the purpose of making payment and for all other purposes.
“Junior Stock” means the Common Shares and any other class or series of capital stock of the Corporation now existing or hereafter authorized over which Series C Preferred Shares has preference or priority in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London.
“Nonpayment” has the meaning set forth in Subsection 7(b)(i) of this Section 11.
“Parity Stock” means the 5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B and any other class or series of capital stock of the Corporation now existing or hereafter authorized that ranks on par with the Series C Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Shares” means the Series C Preferred Shares, the 5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B and preferred shares of the Corporation of any series that by its terms votes together with the Series C Preferred Shares in the election of directors, as applicable.
“Preferred Share Director” has the meaning set forth in Subsection 7(b)(i) of this Section 11.
“Preferred Share Director Termination Date” has the meaning set forth in Subsection 7(b)(ii) of this Section 11.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series C Preferred Shares, and its successors and permitted assigns.
“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any Series C Preferred Shares, (ii) any proposed amendment to, clarification of, or change in those laws or regulations that is announced or becomes effective on or after the initial issuance of any Series C Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Series C Preferred Shares, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $1,000,000 per share of the Series C Preferred Shares then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any Series C Preferred Share is outstanding.
“Reuters LIBOR01 Page” means the display designated as page LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Series C Preferred Shares” has the meaning set forth in Subsection 1 of this Section 11.
“Series C Preferred Shares Certificate” has the meaning set forth in Subsection 14(a) of this Section 11.
“Three-month LIBOR” means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period commencing on the first day of a Dividend Period that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Dividend Period. If such rate does not appear on the Reuters LIBOR01 Page, Three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for that Dividend Period for loans in United States dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-month LIBOR for that Dividend Period will be the same Three-month LIBOR as determined for the previous Dividend Period or, in the case of the Dividend Period beginning on March 15, 2020, 0.261%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Transfer Agent” means Computershare Trust Company, N.A., acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series C Preferred Shares, and its successors and permitted assigns.
“Trust” has the meaning set forth in Subsection 6(d) of this Section 11.
4.         Dividends.
(a)         Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on the Series C Preferred Shares in the amounts specified below in this Subsection 4, and no more, payable (i) semi-annually in arrears on each March 15 and September 15, beginning September 15, 2015, from and including the date of issuance to, but excluding March 15, 2020, and (ii) quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2020; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (except if after March 15, 2020, that day falls in the next calendar month, in which case the payment of any dividend otherwise payable will be made on the first preceding Business Day), (a) on or prior to March 15, 2020, without any interest or other payment in respect of such postponement, and (b) after March 15, 2020, with dividends accruing to the actual payment date (each such day referred to in clauses (i) and (ii) on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series C Preferred Shares or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each Series C Preferred Share will accrue on the liquidation preference of $1,000,000 per share at a rate per annum equal to (i) 4.900%, for each Dividend Period from and including the date of issuance to, but excluding, March 15, 2020 and (ii) Three-month LIBOR plus 3.285%, for each Dividend Period from and including March 15, 2020. The record date for payment of dividends on the Series C Preferred Shares will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable on or prior to March 15, 2020 will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable after March 15, 2020 will be computed on the basis of a 360-day year and the actual number of days elapsed.
(b)         Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series C Preferred Shares for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series C Preferred Shares or any other series of preferred shares or common shares are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
(c)         Priority of Dividends. So long as any Series C Preferred Shares remain outstanding, unless as to a Dividend Payment Date full dividends on all outstanding Series C Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Corporation will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i)         purchases, redemptions or other acquisitions of shares of Junior Stock in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (B) a dividend reinvestment or share purchase plan;
(ii)         purchases or repurchases of shares of capital stock of the Corporation pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current Dividend Period, including under a contractually binding share repurchase plan;
(iii)         any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, shares or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(iv)         through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(v)         as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;
(vi)         the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;
(vii)         the purchase of Junior Stock by any subsidiary of the Corporation in connection with the distribution thereof; or
(viii)         the purchase of Junior Stock by any subsidiary of the Corporation in connection with market-making or other secondary-market activities in the ordinary course of business.
The restrictions set forth in the preceding provisions of this Subsection 4(c) shall not apply to any Junior Stock dividends paid by the Corporation where the dividend is in the form of the same shares (or the right to buy the same shares) as that on which the dividend is being paid or ranks equal or junior to the Series C Preferred Shares as to both dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Except as provided below, for so long as any Series C Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Series C Preferred Shares and any Parity Stock, all dividends declared upon the Series C Preferred Shares and such other Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per Series C Preferred Share and accrued dividends for the then-current Dividend Period per share of such other Parity Stock (including, in the case of any such other Parity Stock that bears cumulative dividends, all accrued and unpaid dividends), bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, shares or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of capital stock of the Corporation from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
5.         Liquidation Rights.
(a)         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Corporation or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with Series C Preferred Shares upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000,000 per share (the “Series C Liquidation Preference”), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last Dividend Payment Date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation other than what is expressly provided for in this Subsection 5.
(b)         Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of capital stock of the Corporation ranking equally with the Series C Preferred Shares in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts paid to the Holders and to the holders of all such equally ranking capital stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.
(c)         Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Subsection 5, the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.
6.         Redemption.
(a)         Optional Redemption. At its option, the Corporation may redeem out of funds legally available therefor, (i) in whole or in part, from time to time, the Series C Preferred Shares at the time outstanding, on any Dividend Payment Date on or after March 15, 2020, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $1,000,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date, upon notice given as provided in Subsection 6(b) below.
(b)         Notice of Redemption. Notice of every redemption of Series C Preferred Shares shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the share register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of Series C Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series C Preferred Shares. Each notice shall state:
(i)         the redemption date;
(i)         the total number of Series C Preferred Shares to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;
(iii)         the redemption price;
(iv)         the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and
(v)         that dividends on the shares to be redeemed will cease to accrue on the redemption date.
Notwithstanding the foregoing, if the certificates evidencing the Series C Preferred Shares are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Corporation may give such notice in any manner permitted by the Depositary.
(c)         Partial Redemption. In case of any redemption of only part of the Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of Series C Preferred Shares held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable.
(d)         Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
7.         Voting Rights.
(a)         General. The Holders shall not be entitled to vote on any matter except as set forth in this Subsection 7 or as required by the Business Corporation Law. In any case in which the Holders shall be entitled to vote separately as a single class pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each Holder shall be entitled to one vote for each Series C Preferred Share held.
(b)         Preferred Share Directors.
(i)         Voting Right. Whenever dividends payable on the Preferred Shares of any series in an aggregate amount at least equal to three semi-annual or six full quarterly dividends (which need not be consecutive) on such series shall not have been paid (a “Nonpayment”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the outstanding Preferred Shares of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation (hereinafter the “Preferred Share Directors” and each a “Preferred Share Director”), to fill such newly created directorships until such right shall terminate as provided below in Subsection 7(b)(ii); provided, however, that it shall be a qualification for election of any such director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. At each meeting of shareholders at which the holders of the Preferred Shares of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Subsection (7)(b), the presence in person or by proxy of the holders of record of one-third of the total number of the issued and outstanding Preferred Shares of all series shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders, and such election shall be by a plurality of the votes cast at such meeting by such shareholders.
(ii)         Termination. Each Preferred Share Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the issued and outstanding Preferred Shares and qualified or, if earlier, until the Preferred Share Director Termination Date or his or her death, resignation or removal in the manner provided in the By-Laws; provided, however, that notwithstanding any provision in the By-Laws, a Preferred Share Director may be removed only by the affirmative vote of the holders a majority of the issued and outstanding Preferred Shares if such removal is without cause. In case any vacancy shall occur among the Preferred Share Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Share Director or his or her successor in office, or, if such vacancy shall occur more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the issued and outstanding Preferred Shares at a special meeting of such shareholders called for the purpose. Whenever the Corporation has paid noncumulative dividends in full on all series of Preferred Shares for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment and has paid arrearages of cumulative dividends in full on any Preferred Shares entitled to cumulative dividends, then the right of the Holders to elect Preferred Share Directors will cease (the time of such cessation, the “Preferred Share Director Termination Date”). Upon a Preferred Share Director Termination Date, the terms of office of the Preferred Share Directors will immediately terminate, the persons then serving as Preferred Share Directors shall immediately cease to be qualified to hold office as Preferred Share Directors, the Preferred Share Directors shall cease to be directors of the Corporation and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the shareholders of the Corporation, by the number of Preferred Share Directors authorized immediately prior to such termination, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect two directors in the case of any future arrearages in an aggregate amount at least equal to six full quarterly dividends as described in this Subsection (7)(b). Notwithstanding the foregoing, if (a) the date of the first annual meeting of shareholders following the date on which all arrears of dividends on the issued and outstanding Preferred Shares of all series providing for cumulative dividends shall have been paid and dividends on the issued and outstanding Preferred Shares of all series for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Share Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Share Director Termination Date shall instead be the date of such later annual general meeting. At any time after the special voting power has vested pursuant to Subsection 7(b)(i) above, the secretary of the Corporation may, and upon the written request (addressed to the secretary at the Corporation’s principal office) of the holders of at least 20% of the voting power of the Series C Preferred Shares or the holders of at least 20% of the voting power of any series of Preferred Shares (with such voting power measured based on the voting power to elect Preferred Share Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders at which Preferred Share Directors are to be elected, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of the Preferred Shares of all series for the purposes of electing Preferred Share Directors.
(iii)         Vote. The Preferred Share Directors shall each be entitled to one vote per director on any matter.
(iv)         Notice of Special Meeting. Notice for a special meeting to elect Preferred Share Directors will be given in a similar manner to that provided in the By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any request (although the special voting power has vested pursuant to Subsection 7(b)(i) above), then any Holders meeting the requirements of Subsection 7(b)(ii) may (at the expense of the Corporation) call such meeting, upon notice as provided in this Subsection 7(b)(iv), and for that purpose will have access to the share register of the Corporation. The Preferred Share Directors elected at any such special meeting, and each Preferred Share Director elected at a subsequent annual or special meeting of shareholders, will be elected for term expiring upon the earlier of the Preferred Share Director Termination Date and the next annual meeting of shareholders following such Preferred Share Director’s election. Preferred Share Directors may only be elected by the holders of the Preferred Shares in accordance with this Subsection 7. If the holders of the Preferred Shares fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 7, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Shares elect a person to fill such directorship in accordance with this Subsection 7, or such vacancy is otherwise filled in accordance with this Subsection 7; and no such directorship may be filled by shareholders of the Corporation other than in accordance with this Subsection 7.
(c)         Senior Issuances; Adverse Changes. So long as any Series C Preferred Share is outstanding, but subject to the final paragraph of this Subsection 7(c), in addition to any other vote or consent of holders of the Corporation’s capital stock required by New York law, the vote or consent of the holders of at least two-thirds of the voting power of the Series C Preferred Shares and any other issued and outstanding preferred shares of the Corporation entitled to vote together with the Series C Preferred Shares thereon, given in person or by proxy, at an annual or special meeting of shareholders called for the purpose, at which all holders of all issued and outstanding Series C Preferred Shares and such preferred shares shall vote separately as a single class, shall be necessary for effecting any of the following actions, whether or not such approval is required by New York law:
(i)         any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Section 11) or the By-Laws so as to adversely affect the relative rights, preferences or limitations of the Series C Preferred Shares;
(ii)         the authorization of any class or series of capital stock of the Corporation (a) ranking prior to the Series C Preferred Shares in the payment of dividends and/or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking prior to the Series C Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or (b) voting together with the Series C Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or
(iii)         the consummation of a binding share exchange or reclassification involving the Series C Preferred Shares or a merger or consolidation of the Corporation with another entity, except that holders of the Series C Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Series C Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series C Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences and limitations of the Series C Preferred Shares, taken as a whole;
provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series C Preferred Shares or authorized Common Shares or Parity Stock or any securities convertible into Common Shares or Parity Stock or the creation and issuance, or an increase in the authorized or issued amount, of series of Junior Stock or any securities convertible into Junior Stock will not be deemed to adversely affect the voting powers, preferences or special rights of the Series C Preferred Shares, and no shareholder will have the right to vote on such an increase, creation or issuance by reason of this Subsection 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Subsection 7(c) would adversely affect the relative rights preferences or limitations of the Series C Preferred Shares but not all other series of issued and outstanding preferred shares of the Corporation, then only such series of issued and outstanding preferred shares as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series C Preferred Shares as a single class (in lieu of all other series of preferred shares of the Corporation) for purposes of the vote or consent required by this Subsection 7(c).
(d)         No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Subsection 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding Series C Preferred Shares, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Subsection 6 above.
8.         Preemption and Conversion Rights.
The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.
9.         Rank.
For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or Parity Stock.
10.         Reacquired Shares.
The Board of Directors shall take such actions as are necessary to cause the Series C Preferred Shares that have been redeemed or otherwise purchased or acquired by the Corporation to be retired and restored to the status of authorized but unissued preferred shares without designation as to series.
11.         No Sinking Fund.
The Series C Preferred Shares are not subject to the operation of a sinking fund.
12.         Transfer Agent, Calculation Agent, Registrar and Paying Agent.
The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series C Preferred Shares shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Calculation Agent, Registrar and paying agent in accordance with the agreement between such party and the Corporation; provided, however, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.
13.         Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.
If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.
14.         Form.
              (a) Series C Preferred Shares Certificates. Series C Preferred Shares shall be issued in certificated form in substantially the form set forth below in this Subsection 14(a) (each, a “Series C Preferred Shares Certificate”). The Series C Preferred Shares Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

[Form of Face of Certificate for
4.900% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series C]

Certificate Number ________	Number of Series C Preferred
Shares ________
CUSIP NO.:
AMERICAN EXPRESS COMPANY
(formed under the laws of the State of New York)
4.900% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series C
(par value $1.66 2/3 per share)
(liquidation preference $1,000,000 per share)
American Express Company, a New York corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of the Corporation’s designated 4.900% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series C, with a par value of $1.66 2/3 per share and a liquidation preference of $1,000,000 per share (the “Series C Preferred Shares”). The Series C Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer, and otherwise in the manner provided by law and in the by-laws of the Corporation. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Shares represented hereby are and shall in all respects be subject to the provisions of Section 11 of the Corporation’s Certificate of Incorporation as the same may be amended from time to time (the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in Section 11 of the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Series C Preferred Shares set forth on the reverse hereof, and to Section 11 of the Certificate of Incorporation, which select provisions and Section 11 of the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by Section 11 of the Certificate of Incorporation and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these Series C Preferred Shares shall not be entitled to any benefit under Section 11 of the Certificate of Incorporation or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its [Title] and by its [Title] this __ day of _____,  _____.

AMERICAN EXPRESS COMPANY

By:
Name:
Title:

By:
Name:
Title:
REGISTRAR’S COUNTERSIGNATURE
These are Series C Preferred Shares referred to in the within-mentioned Section 11 of the Certificate of Incorporation.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:
[REVERSE OF CERTIFICATE]
Dividends on each Series C Preferred Share shall be payable at the rate provided in Section 11 of the Certificate of Incorporation.
The Series C Preferred Shares shall be redeemable at the option of the Corporation in the manner and in accordance with the terms set forth in Section 11 of the Certificate of Incorporation.
The Corporation shall furnish without charge to each shareholder who so requests a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares that have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Series C Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the Series C Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:

(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee:    _______________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)
[end of form of Certificate]
(b)         Signature. Two signatories, consisting of (i) the chairman or a vice chairman of the Board of Directors or the president or a vice president of the Corporation and (ii) the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation shall sign any Series C Preferred Shares Certificate for the Corporation, by manual or facsimile signature. If any officer whose signature is on a Series C Preferred Shares Certificate no longer holds that office at the time the Transfer Agent countersigned the Series C Preferred Shares Certificate, such Series C Preferred Shares Certificate shall be valid nevertheless. A Series C Preferred Shares Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series C Preferred Shares Certificate. Each Series C Preferred Shares Certificate shall be dated the date of its countersignature.
15.         Taxes.

(a)         Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes or governmental charges that may be payable in respect of any issuance or delivery of Series C Preferred Shares. The Corporation shall not, however, be required to pay any such tax or governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of Series C Preferred Shares, in a name other than that in which the Series C Preferred Shares were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or governmental charge or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)         Withholding Taxes. All payments and distributions (or deemed distributions) on the Series C Preferred Shares shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
16.         Notices.
All notices referred to in this Section 11 shall be in writing, and, unless otherwise specified in this Section 11, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Section 11) with postage prepaid, addressed: (i) if to the Corporation, to its office at American Express Tower, 200 Vesey Street, New York, New York 10285 (Attention: Secretary) or to the Transfer Agent at its office at 250 Royall Street, Canton, Massachusetts 02021 (Attn: General Counsel), or other agent of the Corporation designated as permitted by this Section 11, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
17.         Other Rights Disclaimed.
The Series C Preferred Shares have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Section 11 or elsewhere in the Certificate of Incorporation.

SECTION 12.	DESIGNATION OF 3.550% FIXED RATE RESET NONCUMULATIVE PREFERRED SHARES, SERIES D
1.         Designation and Number of Shares.

(a)         There is hereby created out of the authorized and unissued preferred shares of the Corporation a series of preferred shares designated as the “3.550% Fixed Rate Reset Noncumulative Preferred Shares, Series D” (the “Series D Preferred Shares”).

(b)          The number of authorized Series D Preferred Shares shall be 1,600. That number from time to time may be increased (but not in excess of the total number of authorized preferred shares) or decreased (but not below the number of Series D Preferred Shares then outstanding) by further resolution duly adopted by the Board of Directors, the Risk Committee thereof, the Preferred Share Pricing Committee thereof or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Business Corporation Law stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional Series D Preferred Shares.

2.          General Matters.

Each Series D Preferred Share shall be identical in all respects to every other Series D Preferred Share. The Series D Preferred Shares shall be perpetual, subject to the provisions of Subsection 5 below.

3.          Definitions.

As used in this Section 12:

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.

“Business Corporation Law” means the Business Corporation Law of the State of New York.

“By-Laws” means the bylaws of the Corporation, as they may be amended from time to time.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series D Preferred Shares, and its successors and permitted assigns.

“Common Shares” means the common shares of the Corporation, par value $0.20 per share, or any other shares of the capital stock of the Corporation into which such common shares shall be reclassified or changed.

“Corporation” means American Express Company, a New York corporation.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“Dividend Payment Date” has the meaning set forth in Subsection 4(a) of this Section 12.

“Dividend Period” has the meaning set forth in Subsection 4(a) of this Section 12.

“Dividend Record Date” has the meaning set forth in Subsection 4(a) of this Section 12.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Reset Date” means September 15, 2026.

“Five-Year Treasury Rate” means the rate that will be determined as follows:

•         The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

•         If no calculation is provided as described above, then the Corporation will use a substitute or successor rate that the Corporation (or its designee, which the Corporation may designate in its sole discretion and which may be an affiliate of the Corporation) has determined, in its (or such designee’s) sole discretion after consulting any source the Corporation (or such designee) deems to be reasonable, is (i) the industry-accepted substitute or successor for the Five-Year Treasury Rate or (ii) if there is no such industry-accepted substitute or successor for the Five-Year Treasury Rate, a substitute or successor rate that is most comparable to the Five-Year Treasury Rate. Upon selection of a substitute or successor rate, the Corporation (or its designee) may determine, in its (or such designee’s) sole discretion after consulting any source the Corporation (or such designee) deems to be reasonable, the day count convention, the Business Day convention, the definition of Business Day, the Reset Dividend Determination Date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate. If the Corporation or its designee, in its (or such designee’s) sole discretion, is unable to determine a substitute or successor rate in accordance with the foregoing, then the Five-Year Treasury Rate will be the same rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the First Reset Date, 0.696%.

The Five-Year Treasury Rate will be determined on each Reset Dividend Determination Date.

Any determination, decision or election that may be made by the Corporation (or its designee, which may be an affiliate of the Corporation) pursuant to the provisions described in the definition of Five-Year Treasury Rate, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Corporation’s (or such designee’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Amendment, shall become effective without consent from the holders of the Series D Preferred Shares or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series D Preferred Shares will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

“Holder” means the Person in whose name the shares of the Series D Preferred Shares are registered, which may be treated by the Corporation, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the Series D Preferred Shares for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Shares and any other class or series of capital stock of the Corporation now existing or hereafter authorized over which Series D Preferred Shares has preference or priority in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Nonpayment” has the meaning set forth in Subsection 7(b)(i) of this Section 12.

“Parity Stock” means the 5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B, the 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C and any other class or series of capital stock of the Corporation now existing or hereafter authorized that ranks on par with the Series D Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Shares” means the Series D Preferred Shares, the 5.200% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series B, the 4.900% Fixed Rate / Floating Rate Noncumulative Preferred Shares, Series C, and preferred shares of the Corporation of any series that by its terms votes together with the Series D Preferred Shares in the election of directors, as applicable.

“Preferred Share Director” has the meaning set forth in Subsection 7(b)(i) of this Section 12.

“Preferred Share Director Termination Date” has the meaning set forth in Subsection 7(b)(ii) of this Section 12.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series D Preferred Shares, and its successors and permitted assigns.

“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any Series D Preferred Shares, (ii) any proposed amendment to, clarification of, or change in those laws or regulations that is announced or becomes effective on or after the initial issuance of any Series D Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Series D Preferred Shares, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $1,000,000 per share of the Series D Preferred Shares then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any Series D Preferred Share is outstanding.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, and no Reset Date, including the First Reset Date, will be adjusted for Business Days.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day that is three Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from, and including, each Reset Date to, but excluding, the next succeeding Reset Date, except for the initial Reset Period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding Reset Date.

“Series D Preferred Shares” has the meaning set forth in Subsection 1 of this Section 12.

“Transfer Agent” means Computershare Trust Company, N.A., acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series D Preferred Shares, and its successors and permitted assigns.

“Trust” has the meaning set forth in Subsection 6(d) of this Section 12.

4.          Dividends.

(a)          Rate. Holders shall be entitled to receive, only when, as, and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on the Series D Preferred Shares in the amounts specified below in this Subsection 4, and no more, payable quarterly in arrears, on the 15th of March, June, September and December of each year, beginning on September 15, 2021; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such postponement (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series D Preferred Shares or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each Series D Preferred Share will accrue on the liquidation preference of $1,000,000 per share at a rate per annum equal to (i) 3.550% for each Dividend Period from and including the date of issuance to, but excluding, the First Reset Date on September 15, 2026 and (ii) the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date plus 2.854%, for each Dividend Period from and including the First Reset Date. The record date for payment of dividends on the Series D Preferred Shares will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable with respect to any Dividend Period will be computed on the basis of a 360-day year and the actual number of days elapsed.

(b)          Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series D Preferred Shares for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series D Preferred Shares or any other series of preferred shares or common shares are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c)          Priority of Dividends. So long as any Series D Preferred Shares remain outstanding, unless as to a Dividend Payment Date full dividends on all outstanding Series D Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Corporation will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i)          purchases, redemptions or other acquisitions of shares of Junior Stock in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (B) a dividend reinvestment or share purchase plan;

(ii)          purchases or repurchases of shares of capital stock of the Corporation pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current Dividend Period, including under a contractually binding share repurchase plan;

(iii)          any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, shares or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(iv)          through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(v)          as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(vi)          the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(vii)          the purchase of Junior Stock by any subsidiary of the Corporation in connection with the distribution thereof; or

(viii)          the purchase of Junior Stock by any subsidiary of the Corporation in connection with market-making or other secondary-market activities in the ordinary course of business.

The restrictions set forth in the preceding provisions of this Subsection 4(c) shall not apply to any Junior Stock dividends paid by the Corporation where the dividend is in the form of the same shares (or the right to buy the same shares) as that on which the dividend is being paid or ranks equal or junior to the Series D Preferred Shares as to both dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Except as provided below, for so long as any Series D Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Series D Preferred Shares and any Parity Stock, all dividends declared upon the Series D Preferred Shares and such other Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per Series D Preferred Share and accrued dividends for the then-current Dividend Period per share of such other Parity Stock (including, in the case of any such other Parity Stock that bears cumulative dividends, all accrued and unpaid dividends), bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, shares or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of capital stock of the Corporation from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

5.          Liquidation Rights.

(a)          Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Corporation or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with Series D Preferred Shares upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000,000 per share (the “Series D Liquidation Preference”), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last Dividend Payment Date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation other than what is expressly provided for in this Subsection 5.

(b)          Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of capital stock of the Corporation ranking equally with the Series D Preferred Shares in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts paid to the Holders and to the holders of all such equally ranking capital stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c)          Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Subsection 5, the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

6.          Redemption.

(a)          Optional Redemption. The Series D Preferred Shares are perpetual and have no maturity date. At its option, the Corporation may redeem out of funds legally available therefor the Series D Preferred Shares at the time outstanding, (i) in whole or in part, from time to time, in each case on any Dividend Payment Date after the First Reset Date on September 15, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in the case of each clause (i) and (ii) at a cash redemption price equal to $1,000,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date, upon notice given as provided in Subsection 6(b) below.

(b)          Notice of Redemption. Notice of every redemption of Series D Preferred Shares shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the share register of the Corporation. Such mailing shall be at least 5 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of Series D Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series D Preferred Shares. Each notice shall state:

(i)          the redemption date;

(ii)          the total number of Series D Preferred Shares to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii)          the redemption price;

(iv)          the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v)          that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Series D Preferred Stock or depositary shares representing an interest in shares of Series D Preferred Stock are held in book-entry form through the Depositary or any other similar facility, the Corporation may give such notice in any manner permitted by the Depositary or such facility.

(c)          Partial Redemption. In case of any redemption of only part of the Series D Preferred Shares at the time outstanding, the Series D Preferred Shares to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of Series D Preferred Shares held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable.

(d)          Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

7.          Voting Rights.

(a)          General. The Holders shall not be entitled to vote on any matter except as set forth in this Subsection 7 or as required by the Business Corporation Law. In any case in which the Holders shall be entitled to vote separately as a single class pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each Holder shall be entitled to one vote for each Series D Preferred Share held.

(b)          Preferred Share Directors.

(i)          Voting Right. Whenever dividends payable on the Preferred Shares of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not have been paid (a “Nonpayment”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the outstanding Preferred Shares of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation (hereinafter the “Preferred Share Directors” and each a “Preferred Share Director”), to fill such newly created directorships until such right shall terminate as provided below in Subsection 7(b)(ii); provided, however that it shall be a qualification for election of any such director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. At each meeting of shareholders at which the holders of the Preferred Shares of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Subsection (7)(b), the presence in person or by proxy of the holders of record of one-third of the total number of the issued and outstanding Preferred Shares of all series shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders, and such election shall be by a plurality of the votes cast at such meeting by such shareholders.

(ii)          Termination. Each Preferred Share Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the issued and outstanding Preferred Shares and qualified or, if earlier, until the Preferred Share Director Termination Date or his or her death, resignation or removal in the manner provided in the By-Laws; provided, however, that notwithstanding any provision in the By-Laws, a Preferred Share Director may be removed only by the affirmative vote of the holders a majority of the issued and outstanding Preferred Shares if such removal is without cause. In case any vacancy shall occur among the Preferred Share Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Share Director or his or her successor in office, or, if such vacancy shall occur more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the issued and outstanding Preferred Shares at a special meeting of such shareholders called for the purpose. Whenever the Corporation has paid noncumulative dividends in full on all series of Preferred Shares for at least four consecutive quarterly Dividend Periods following a Nonpayment and has paid arrearages of cumulative dividends in full on any Preferred Shares entitled to cumulative dividends, then the right of the Holders to elect Preferred Share Directors will cease (the time of such cessation, the “Preferred Share Director Termination Date”). Upon a Preferred Share Director Termination Date, the terms of office of the Preferred Share Directors will immediately terminate, the persons then serving as Preferred Share Directors shall immediately cease to be qualified to hold office as Preferred Share Directors, the Preferred Share Directors shall cease to be directors of the Corporation and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the shareholders of the Corporation, by the number of Preferred Share Directors authorized immediately prior to such termination, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect two directors in the case of any future arrearages in an aggregate amount at least equal to six full quarterly dividends as described in this Subsection (7)(b). Notwithstanding the foregoing, if (a) the date of the first annual meeting of shareholders following the date on which all arrears of dividends on the issued and outstanding Preferred Shares of all series providing for cumulative dividends shall have been paid and dividends on the issued and outstanding Preferred Shares of all series for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Share Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Share Director Termination Date shall instead be the date of such later annual meeting. At any time after the special voting power has vested pursuant to Subsection 7(b)(i) above, the secretary of the Corporation may, and upon the written request (addressed to the secretary at the Corporation’s principal office) of the holders of at least 20% of the voting power of the Series D Preferred Shares or the holders of at least 20% of the voting power of any series of Preferred Shares (with such voting power measured based on the voting power to elect Preferred Share Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders at which Preferred Share Directors are to be elected, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of the Preferred Shares of all series for the purposes of electing Preferred Share Directors.

(iii)          Vote. The Preferred Share Directors shall each be entitled to one vote per director on any matter.

(iv)          Notice of Special Meeting. Notice for a special meeting to elect Preferred Share Directors will be given in a similar manner to that provided in the By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any request (although the special voting power has vested pursuant to Subsection 7(b)(i) above), then any Holders meeting the requirements of Subsection 7(b)(ii) may (at the expense of the Corporation) call such meeting, upon notice as provided in this Subsection 7(b)(iv), and for that purpose will have access to the share register of the Corporation. The Preferred Share Directors elected at any such special meeting, and each Preferred Share Director elected at a subsequent annual or special meeting of shareholders, will be elected for term expiring upon the earlier of the Preferred Share Director Termination Date and the next annual meeting of shareholders following such Preferred Share Director’s election. Preferred Share Directors may only be elected by the holders of the Preferred Shares in accordance with this Subsection 7. If the holders of the Preferred Shares fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 7, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Shares elect a person to fill such directorship in accordance with this Subsection 7, or such vacancy is otherwise filled in accordance with this Subsection 7; and no such directorship may be filled by shareholders of the Corporation other than in accordance with this Subsection 7.

(c)          Senior Issuances; Adverse Changes. So long as any Series D Preferred Share is outstanding, but subject to the final paragraph of this Subsection 7(c), in addition to any other vote or consent of holders of the Corporation’s capital stock required by New York law, the vote or consent of the holders of at least two-thirds of the voting power of the Series D Preferred Shares and any other issued and outstanding preferred shares of the Corporation entitled to vote together with the Series D Preferred Shares thereon, given in person or by proxy, at an annual or special meeting of shareholders called for the purpose, at which all holders of all issued and outstanding Series D Preferred Shares and such preferred shares shall vote separately as a single class, shall be necessary for effecting any of the following actions, whether or not such approval is required by New York law:

(i)          any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Section 12) or the By-Laws so as to adversely affect the relative rights, preferences or limitations of the Series D Preferred Shares;

(ii)          the authorization of any class or series of capital stock of the Corporation (a) ranking prior to the Series D Preferred Shares in the payment of dividends and/or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking prior to the Series D Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or (b) voting together with the Series D Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or

(iii)          the consummation of a binding share exchange or reclassification involving the Series D Preferred Shares or a merger or consolidation of the Corporation with another entity, except that holders of the Series D Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Series D Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series D Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences and limitations of the Series D Preferred Shares, taken as a whole;

provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series D Preferred Shares or authorized Common Shares or Parity Stock or any securities convertible into Common Shares or Parity Stock or the creation and issuance, or an increase in the authorized or issued amount, of series of Junior Stock or any securities convertible into Junior Stock will not be deemed to adversely affect the voting powers, preferences or special rights of the Series D Preferred Shares, and no shareholder will have the right to vote on such an increase, creation or issuance by reason of this Subsection 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Subsection 7(c) would adversely affect the relative rights preferences or limitations of the Series D Preferred Shares but not all other series of issued and outstanding preferred shares of the Corporation, then only such series of issued and outstanding preferred shares as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series D Preferred Shares as a single class (in lieu of all other series of preferred shares of the Corporation) for purposes of the vote or consent required by this Subsection 7(c).

(d)          Changes Permitted without Consent. Without the consent of the holders of the Series D Preferred Shares, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series D Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series D Preferred Shares:

(i)          to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Amendment for the Series D Preferred Shares that may be defective or inconsistent; or

(ii)          to make any provision with respect to matters or questions arising with respect to the Series D Preferred Shares that is not inconsistent with the provisions of this Certificate of Amendment.

(e)          No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Subsection 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding Series D Preferred Shares, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Subsection 6 above.

8.          Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

9.          Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or Parity Stock.

10.          Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the Series D Preferred Shares that have been redeemed or otherwise purchased or acquired by the Corporation to be retired and restored to the status of authorized but unissued preferred shares without designation as to series.

11.          No Sinking Fund.

The Series D Preferred Shares are not subject to the operation of a sinking fund.

12.          Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series D Preferred Shares shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Calculation Agent, Registrar and paying agent in accordance with the agreement between such party and the Corporation; provided, however, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

13.          Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

14.          Form.

(a)          Series D Preferred Shares Certificates. The Corporation may at its option issue shares of Series D Preferred Shares without certificates.

15.          Taxes.

(a)          Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes or governmental charges that may be payable in respect of any issuance or delivery of Series D Preferred Shares. The Corporation shall not, however, be required to pay any such tax or governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of Series D Preferred Shares, in a name other than that in which the Series D Preferred Shares were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or governmental charge or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b)          Withholding Taxes. All payments and distributions (or deemed distributions) on the Series D Preferred Shares shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

16.          Notices.

All notices referred to in this Section 12 shall be in writing, and, unless otherwise specified in this Section 12, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Section 12) with postage prepaid, addressed: (i) if to the Corporation, to its office at American Express Tower, 200 Vesey Street, New York, New York 10285 (Attention: Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021 (Attn: General Counsel), or other agent of the Corporation designated as permitted by this Section 12, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, if the Series D Preferred Stock or depositary shares representing an interest in shares of Series D Preferred Stock are held in book-entry form through the Depositary or any other similar facility, such notices may be given to the holders of the Series D Preferred Stock in any manner permitted by the Depositary or such facility.

17.          Other Rights Disclaimed.

The Series D Preferred Shares have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Section 12 or elsewhere in the Certificate of Incorporation.